JOINT FILER INFORMATION


Name:                                      Cobalt Corporation

Address:                                   401 West Michigan Avenue
                                           Milwaukee, Wisconsin  53203

Designated Filer:                          Blue Cross & Blue Shield United of
                                             Wisconsin

Issuer and Ticker Symbol:                  American Medical Security Group, Inc.
                                             (AMZ)

Date of Event Requiring Statement:         October 17, 2002

Signature:                                 COBALT CORPORATION



                                           By:     /s/ Gail L. Hanson
                                                --------------------------------
                                                   Gail L. Hanson
                                                   Senior Vice President


Name:                                      Wisconsin United for Health
                                             Foundation, Inc.

Address:                                   10 East Doty Street, Suite 600
                                           Madison, Wisconsin  53701

Designated Filer:                          Blue Cross & Blue Shield United of
                                             Wisconsin

Issuer and Ticker Symbol:                  American Medical Security Group, Inc.
                                             (AMZ)

Date of Event Requiring Statement:         October 17, 2002

Signature:                                 WISCONSIN UNITED FOR HEALTH
                                             FOUNDATION, INC.



                                           By:     /s/ David Meissner
                                                --------------------------------
                                                   David Meissner
                                                   Vice President